Exhibit D

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: October 23, 2015

TURGAY CINER

By:	/s/ Turgay Ciner
	Name:	Turgay Ciner

AKKAN ENERJI VE MADENCILIK ANONIM ŞIRKETI

By:	/s/ Turgay Ciner
	Name:	Turgay Ciner
	Title:	President

CINER ENTERPRISES INC.

By:	/s/ Ceyda Pence
	Name:	Ceyda Pence
	Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary

OCI CHEMICAL CORPORATION

By:	/s/ Kevin Kremke
	Name:	Kevin Kremke
	Title:	Chief Financial Officer

OCI WYOMING HOLDING CO.

By:	/s/ Kevin Kremke
	Name:	Kevin Kremke
	Title:	Chief Financial Officer